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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
GENETRONICS BIOMEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENETRONICS BIOMEDICAL CORPORATION
11494 Sorrento Valley Road
San Diego, California 92121-1318

To the Stockholders of Genetronics Biomedical Corporation:

        Notice is hereby given that Genetronics Biomedical Corporation, a Delaware corporation, will be holding their Annual Meeting of Stockholders on May 13, 2005, at 9:00 a.m., local time, at 11494 Sorrento Valley Road, San Diego, California 92121-1318.

        You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy card in the prepaid envelope (for mailing in the United States only) or utilize the telephonic or online voting features noted on the enclosed proxy card to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our Stockholders are important.

        A copy of Genetronics' 2004 Annual Report on Form 10-K is also enclosed.

        The Board of Directors and management look forward to seeing you at the Annual Meeting.

Very truly yours,

Avtar Dhillon, M.D. President and Chief Executive Officer

GENETRONICS BIOMEDICAL CORPORATION
11494 Sorrento Valley Road, San Diego, California 92121-1318

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2005

To the Stockholders of Genetronics Biomedical Corporation:

        You are invited to attend the Annual Meeting of the Stockholders of Genetronics Biomedical Corporation, which will be held on May 13, 2005, at 9:00 a.m., local time, at 11494 Sorrento Valley Road, San Diego, California 92121-1318, for the following purposes:

  1.
  To elect following persons to serve as directors:

  Riaz Bandali
  Simon X. Benito
  Avtar Dhillon, M.D.
  Tazdin Esmail
  James L. Heppell
  Gene Larson
  Felix Theeuwes, Ph.D.

  2.
  To approve an amendment to the Genetronics Biomedical Corporation 2000 Stock Option Plan (the "Plan") to increase the maximum number of shares of common stock of the Company reserved for issuance under the Plan, including options currently outstanding, from 3,750,000 shares to 4,250,000 shares.

  3.
  To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2005.

  4.
  To transact such other business as may properly come before the meeting.

        The Board of Directors recommends a vote "for" each of the nominees and "for" each proposal.

        Holders of record of our common stock and holders of record of our Series A, Series B, Series C, and/or Series D Cumulative Convertible Preferred Stock at the close of business on March 25, 2005 (collectively, the "Stockholders"), are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the Stockholders of record on March 25, 2005, will be available from the Company, during ordinary business hours, for examination by any Stockholder for any purpose relating to the meeting.

By order of the Board of Directors,

Avtar Dhillon, M.D. President and Chief Executive Officer
Dated: April 1, 2005

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope or utilize the telephonic or online voting features noted on the enclosed proxy card to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

GENETRONICS BIOMEDICAL CORPORATION
11494 Sorrento Valley Road
San Diego, California 92121-1318

Proxy Statement for Annual Meeting of Stockholders

        The accompanying proxy is solicited by the Board of Directors of Genetronics Biomedical Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held May 13, 2005, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 1, 2005, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to Stockholders. Unless the context requires otherwise, references to "we," "us," "our," and "Genetronics" refer to Genetronics Biomedical Corporation.

GENERAL INFORMATION

        Annual Report.    An annual report for the year ended December 31, 2004, is enclosed with this Proxy Statement.

        Voting Securities.    Only stockholders of record as of the close of business on March 25, 2005, will be entitled to vote at the meeting and any adjournment thereof. As of March 8, 2005, Genetronics had issued and outstanding 19,999,625 shares of common stock, $0.001 par value, 291 shares of Series A Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 1,212,509 shares of common stock, 110 shares of Series B Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 392,872 shares of common stock, 959 shares of Series C Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 1,410,294 shares of common stock, and 1,966,292 shares of Series D Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 1,966,292 shares of common stock. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of common stock held on the proposals presented in this Proxy Statement. Each holder of shares of Series A Preferred Stock is entitled to 4,166 votes for each share of Series A Preferred Stock held. Each holder of shares of Series B Preferred Stock is entitled to 3,571 votes for each share of Series B Preferred Stock held. Each holder of shares of Series C Preferred Stock is entitled to 1,470 votes for each share of Series C Preferred Stock held. Each holder of shares of Series D Preferred Stock is entitled to one vote for each share of Series D Preferred Stock held. The holders of common stock, Series A, Series B, Series C, and/or Series D Preferred Stock will vote together as a single class for the purposes of Proposal Nos. 1, 2 and 3. Genetronics' bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The amendment to the Genetronics Biomedical Corporation 2000 Stock Option Plan (the "Plan") increasing the number of common shares authorized for issuance under the Plan from 3,750,000 shares to 4,250,000 shares requires the affirmative vote of a majority of all of the shares entitled to vote thereon. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of Ernst & Young LLP as Genetronics' Independent Registered Public Accounting Firm. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer's securities in street name has not received voting instructions from the customer on certain matters.

        Solicitation of Proxies.    The cost of soliciting proxies will be borne by Genetronics. In addition, Genetronics will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have common and convertible preferred stock of Genetronics registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Genetronics may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the other proposals specified in the Notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of Genetronics of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

        Accountants.    Representatives of Ernst & Young LLP, an Independent Registered Public Accounting Firm and the Company's principal accountant during the preceding fiscal year, will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to questions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Bylaws of Genetronics give the Board of Directors the authority to establish, increase or decrease the number of directors. Genetronics currently has seven members on the Board of Directors. The nominees for election at the Annual Meeting of Stockholders to fill the positions on the Board of Directors are Riaz Bandali, Simon X. Benito, Avtar Dhillon, M.D., Tazdin Esmail, James L. Heppell, Gene Larson, and Felix Theeuwes, Ph.D. If elected, the nominees will serve as directors until Genetronics' Annual Meeting of Stockholders in 2006, or until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

    The Board of Directors Unanimously Recommends a Vote "FOR" the Nominees Named Above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE AMENDED 2000 STOCK OPTION PLAN

        The Genetronics Biomedical Corporation 2000 Stock Option Plan (the "Plan"), effective as of July 31, 2000, was approved by the stockholders on August 7, 2000, pursuant to which 1,850,000 common shares were reserved for issuance to executive officers, directors, employees and consultants of the Company. In April 2002, the Company's stockholders approved an amendment to the Plan to increase the maximum number of common shares reserved for issuance to 2,500,000 shares. In June 2004, the annual meeting of stockholders approved to amend the Plan to increase the maximum number of common shares reserved for issuance to 3,750,000. As of March 8, 2005, 706,346 common shares were available for future grants and 2,447,795 stock options were outstanding pursuant to the Plan. On February 25, 2005 the Board of Directors approved an increase in the number of common shares under the Plan in the amount of 500,000 common shares, which increased the number of shares available to be issued under the Plan to 4,250,000 common shares. The Board of Directors believes that it is in the best interests of Genetronics to approve this amendment to the Plan, so that we can continue to attract and retain the services of those persons essential to our growth and financial success. For a description of the Plan, please see "Summary of Executive Compensation—2000 Stock Option Plan" and "—Federal Income Tax Consequences of The 2000 Stock Option Plan."

        Effective September 13, 2004, the Company implemented a one-for-four reverse split of its common stock. At the time of the reverse stock split, each four shares of its issued and outstanding common stock were combined into one share of common stock. The reverse stock split did not change the number of authorized shares of common stock. The one-for-four reverse stock split was approved by the Company's stockholders at a special meeting on September 10, 2004, and subsequently approved by the Company's Board of Directors. All common share amounts throughout this filing have been adjusted to give effect to this reverse stock split.

    The Board of Directors Unanimously Recommends a Vote "FOR" this Amendment to the 2000 Stock Option Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Genetronics appointed Ernst & Young LLP as its Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2004. Ernst & Young LLP has served as Genetronics' Independent Registered Public Accounting Firm since December 13, 1994. Services provided Genetronics by Ernst & Young LLP during the year ending December 31, 2004 included the audit of Genetronics' consolidated financial statements as of and for the year ending December 31, 2004, the audit of management's assessment and report on internal control, review of Genetronics' consolidated financial statements included in the quarterly reports on Form 10-Q for the year ending December 31, 2004, services related to filings with the Securities and Exchange Commission and consultations on various tax and accounting issues. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

    The Board Unanimously Recommends a Vote "FOR" the Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

        Our executive officers and directors, the positions held by them and their ages as of December 31, 2004 are as follows:

Name	Age	Position
Avtar Dhillon, M.D.	43	Director; President and CEO
James L. Heppell(1)(2)	49	Director; Chairman of the Board
Simon X. Benito(2)(3)	59	Director
Tazdin Esmail(1)(2)(3)	56	Director
Gene Larson(2)	61	Director
Riaz Bandali(2)(3)	35	Director
Felix Theeuwes, Ph.D.(1)(2)(3)	68	Director
Robert Goodenow, Ph.D.	54	Vice President, Corporate Development
Peter D. Kies	41	Chief Financial Officer
George McHugh	50	Vice President, Operations
Dietmar Rabussay, Ph.D.	63	Vice President, Research and Development
Walter Singleton, M.D.	63	Vice President, Clinical & Regulatory

(1)
Member of the Compensation Committee

(2)
Member of Nomination and Corporate Governance Committee

(3)
Member of the Audit Committee

        AVTAR DHILLON, M.D.,    joined Genetronics as the President and Chief Executive Officer, and as a director, in October 2001. Prior to joining Genetronics, Dr. Dhillon was engaged by MDS Capital Corp. as a consultant in July 1998, and subsequently became investment manager in August 1999 and Vice President in 2000. MDS Capital Corp., is one of North America's leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. From March 1997 to July 1998, Dr. Dhillon acted as consultant to Cardiome Pharma Corp., a biotechnology company listed on the Toronto Stock Exchange (the "TSE"). Dr. Dhillon has also acted as consultant to IGT Pharmaceuticals from May 1997 to November 1997, consultant to Inflazyme Pharmaceuticals Inc. from March 1996 to March 1997, and as a biotechnology investment analyst to various institutions from November 1996 to July 1998. Dr. Dhillon has a Bachelor of Science, honors degree in physiology and M.D. degree from the University of British Columbia.

        JAMES L. HEPPELL, L.L.B.,    has been a director of Genetronics since September 1994, Interim Chairman of the Board from September 1999 to March 2001, and Chairman of the Board since March 2001. Mr. Heppell is a founding Partner, President and Chief Executive Officer of Catalyst Corporate Finance Lawyers of Vancouver, British Columbia. Mr. Heppell is a director or officer of several biotechnology companies. He is also President and Fund Manager of BC Advantage Funds (VCC) Ltd., a venture fund that invests in British Columbia life science and technology companies. In addition to his L.L.B., Mr. Heppell has a Bachelor of Science degree in Microbiology from the University of British Columbia.

        After joining the Bar, Mr. Heppell was seconded to the British Columbia Securities Commission to work as a Filings Analyst for six months. He has been a member of the Securities Policy Advisory Committee to the Commission and Chairman of the Securities Section of the Canadian Bar Association (British Columbia Branch). Mr. Heppell is a member of the Corporate Finance Committee of BC Biotech and the SFU Biotechnology Advisory Board. He is also the Managing Director—Western Canada for Gold Medal Plates, a partner of the Canadian Olympic Committee focused on raising money for the Canadian Olympic Committee Excellence Fund.

        SIMON X. BENITO    has been a director since December 2003. Mr. Benito has had a successful and extensive career serving several health care companies in senior executive positions, including 25 years at Merck & Co, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over thirty years until his retirement in 1999.

        TAZDIN ESMAIL    has been a director of Genetronics since August 2000. Mr. Esmail is President, Chief Executive Officer and Director of Protox Therapeutics Inc., a company that is developing targeted proteins for the treatment of cancer. He was the Founder, and former Chairman of the Board, Director, President and Chief Executive Officer of Forbes Medi-Tech Inc., a company listed on the TSX and NASDAQ. He is a former Vice President of operations of QLT Inc., a TSX/NASDAQ listed biotechnology company, and a former director of pharmaceutical operations for the multinational pharmaceutical company, American Cyanamid (now Wyeth), where he managed the company's oncology and hospital products division. He has raised approximately $90 million through private placements, public offerings and strategic alliances, and has extensive experience in growing companies from the start-up stage to public markets.

        GENE LARSON    has been a director of Genetronics since November 2003. Mr. Larson has a distinguished and successful background as a healthcare professional, engineer, and entrepreneur. Mr. Larson's accomplishments include serving as a senior executive at ATL Ultrasound for 10 years, as both President and board member, where he helped lead the company to profitability. Mr. Larson also established and sold Echo Laboratories to Johnson & Johnson, where he continued as a senior executive for five years. Mr. Larson was the President of J&J Photomedica, Inc., where he was responsible for the development of oncology drug/device technology utilizing photodynamic therapy. Mr. Larson also founded and built Aerotech Laboratories, which he sold to Smith Kline. Mr. Larson is currently serving as the Chairman and CEO of UST Inc., a medical device company developing high intensity focused ultrasound for medical applications, and he is serving on the Board of Directors of Sonotech Inc.

        RIAZ BANDALI    has been a director of Genetronics since August 2004. Mr. Bandali is currently senior vice-president, business development and operations, at MDS Sciex. Prior to joining MDS Sciex, he was vice-president and venture partner with MDS Capital, which he joined in late 1994. Mr. Bandali has also served on the boards of several health and life sciences companies in the United States and Canada. He was chief financial officer and senior vice-president, business development for Apoptogen Inc., and Transplantation Technologies Inc. During the early 1990s, he was a managing principal at a computer network consulting firm.

        FELIX THEEUWES, Ph.D.,    has been a director of Genetronics since August 1999. Dr. Theeuwes is Chairman of the Board, cofounder, and Chief Scientific Officer of DURECT Corporation. He co-founded Durect Corporation in 1998 to develop pharmaceutical systems that combine pharmaceutical active agents with advanced device technology. These systems mimic the body's function to deliver drugs in a controlled manner in time and space to restore patient's wellbeing. The company went public September 28, 2000 and is listed under DRRX on the NASDAQ stock exchange. Dr. Theeuwes was with ALZA Corporation from 1970 until June 1999, most recently as Chief Scientific Officer, President of Research and Development and a member of ALZA's Executive Committee. His work included the development of the Alzet® mini osmotic pump for animal research; the OROS® oral osmotic systems technology and series of products including Procardia XL, Acutrim, Volmax, Alpress LP, Metoros, Adalat CR, Glucotrol XL, Covera HS, DynaCirc, Efidac 24 and Sudafed 24 Hour; transdermal products including Duragesic (fentanyl), Nicoderm (nicotine) and Testoderm (testosterone); the electrotransport/iontophoresis technology focused on fenatnyl, Macroflux technology for delivery of macromolecules transdermally; and DUROS™ osmotic implant technology and products including Viadur (leuprolide). He holds more than 220 U.S. patents covering these systems and has published more than 80 articles and book chapters during his career.

        In 1980, the Peninsula Patent Law Association named Dr. Theeuwes Inventor of the Year. In 1983, he was the recipient of the Award for the Advancement of Industrial Pharmacy. Dr. Theeuwes was the Busse Lecturer at the University of Wisconsin in 1981 and, in 1985, the Third Annual Sidney Riegelman Lecturer at the University of California, San Francisco. He is a Fellow of the American Association of Pharmaceutical Scientists. In 1993, he became the first recipient of ALZA Corporation's Founder's Award for his outstanding scientific contributions.

        Dr. Theeuwes received his undergraduate and graduate education in physics at the University of Leuven (Louvain), Belgium, with a D.Sc. degree in 1966. From 1966 to 1970, he served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry, University of Kansas. In 1993, Dr. Theeuwes completed the Stanford Executive Program.

        ROBERT GOODENOW, Ph.D.,    has been affiliated with Genetronics since January 2002 and became a full time employee in October 2002. Dr. Goodenow has over 12 years of senior management experience in the pharmaceutical industry. He was Director of Worldwide Oncology Business Development for Aventis. As Director of Corporate Marketing, Oncology with Rhone-Poulenc Rorer, he was responsible for franchise development, new products, and joint ventures including the global launch of oncology products. Dr. Goodenow was also Head of Gene Therapy Research & Development with Baxter Biotech, and was previously on the faculty at University of California, Berkeley, in genetics and immunology.

        PETER KIES    has been employed by Genetronics since June 2002. Over the previous 16 years, Mr. Kies acquired broad expertise in the functional and strategic management of biotechnology and high technology companies across the full spectrum of corporate growth, from IPO to profitability. He was most recently Chief Financial Officer at Newgen Results Corporation, and previously held positions at Cytel Corporation and Ernst & Young LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.

        GEORGE McHUGH    joined Genetronics in April 2004. Mr. McHugh has over 25 years experience managing operations, manufacturing, engineering, and product development for large and small medical device companies. He managed the development and manufacturing launch of numerous innovative medical devices, and created organizations and management systems that achieved significant improvements in manufacturing throughput, quality compliance, product costs, operating expenses, and profitability. At Abbott Laboratories, he managed the design and launch of the highly successful Transpac disposable blood pressure transducer and a manufacturing process that enabled production to grow from zero to over 40,000 units per week in three years. Other prior roles include VP Operations for Metracor Technologies, Inc., Senior VP and General Manager of the Integra NeuroSciences Division of Integra Life Sciences Holdings Corporation, and VP Engineering and Quality Assurance with Pfizer Hospital Products Group.

        DIETMAR RABUSSAY, Ph.D.,    joined Genetronics in November 1997 as Vice President for Research and Development. In addition to his research and development responsibilities, he was instrumental in developing and implementing Genetronics' Gene Therapy Program and successfully negotiated several agreements with corporate partners in the Gene Therapy area. Previously, Dr. Rabussay served as Vice President, Research and Development, of Bethesda Research Laboratories, Inc. and Life Technologies, Inc. He contributed to the rapid growth of both companies from their inception to over $150 million in annual sales. Dr. Rabussay also had general management responsibilities for the Molecular Biology Division of Bethesda Research Laboratories and successfully started new businesses within Life Technologies, Inc. He was instrumental in negotiating and implementing the first ever Collaborative Research and Development Agreement (CRADA) between a government entity (Los Alamos National Laboratory) and industry (Life Technologies, Inc.). Dr. Rabussay completed his doctoral work at the Max Planck Institute for Biochemistry in Munich, Germany, and held research and faculty positions at the University of California—San Diego, Florida State University and the University of Maryland. He has given numerous presentations at national and international conferences and has published extensively in scientific journals and books. He also served a four-year term as advisor to the National Institutes of Health.

        WALTER SINGLETON, M.D.,    joined Genetronics in October 2004. Dr. Singleton has 25 years of experience managing preclinical and clinical drug development in the biotechnology and pharmaceutical industries. Most recently, Dr. Singleton founded and consulted for New Drug Development Services, a company that provides biotechnology and pharmaceutical companies with advice in all areas of drug development and medical affairs. Prior to consulting, Dr. Singleton served as Senior Vice President of New Drug Development at Chugai Pharma U.S.A. and Associate Vice President of International Drug Development at Chugai headquarters in Tokyo. From 1989-1995, Dr. Singleton was Vice President of Medical/Pharmaceutical Development at Gensia. Prior to Gensia, Dr. Singleton held a number of research and executive appointments with Pfizer and ultimately became Senior Vice President of Medical and Pharmaceutical Development for the Pfizer U.S. Pharmaceuticals Division. He supervised or was involved in the management of many successful clinical development programs for drugs including Procardia XL, Cardura, Zyrtec, Zoloft and Feldene. Dr. Singleton received a B.A and M.A. in Animal Physiology, and a B.M., B.Ch. degree (equivalent to an MD in the U.S.) from the Oxford University Medical School (Oriel College).

        No family relationships exist between any of the directors or executive officers of Genetronics. The following directors of Genetronics are independent under the American Stock Exchange listing standards: Messrs. Heppell, Benito, Esmail, Larson, Bandali, and Theeuwes.

Compensation of Directors

        Effective August 6, 2004, each non-employee director of the Company (other than the Chairman of the Board) was paid an annual retainer fee of $15,000, or a pro-rated portion thereof for persons not serving the full fiscal year. The Chairman of the Board was paid an annual retainer fee of $30,000, or a pro-rated portion thereof. We pay all reasonable expenses associated with directors' attendance at, and participation in, board and committee meetings, and other company business to which a director attends.

        In addition, effective August 6, 2004, the chairman of each of the Compensation and Nomination and Corporate Governance Committee received an additional $3,000, as compensation for his services as committee chairman. The Audit Committee chairman received an additional $5,000, as compensation for services as committee chairman.

        Effective as of August 6, 2004, the compensation for each non-employee director was increased from $1,000 to $1,250 for attendance at each in-person Board meeting. For each telephonic Board meeting, the compensation for each non-employee director was increased from $500 to $625.

        The Company does not pay director fees to its employee director, currently Avtar Dhillon, M.D.

        Directors are eligible to receive, from time to time, grants of options to purchase shares of common stock under the Plan as determined by the Board of Directors. During the fiscal year ended December 31, 2004, options to purchase a total of 86,250 shares of Genetronics' common stock were granted to non-employee directors, each of which was fully vested upon grant, as follows:

Name	Number of Shares	Exercise Price
James L. Heppell	8,750 5,000	$5.32 3.72
Simon X. Benito	8,750 5,000	5.32 3.72
Tazdin Esmail	8,750 5,000	5.32 3.72
Gene Larson	8,750 5,000	5.32 3.72
Riaz Bandali	17,500	3.72
Felix Theeuwes	8,750 5,000	5.32 3.72

Committees of the Board of Directors and Attendance at Board Meetings

        During the fiscal year ended December 31, 2004, the Board of Directors met five times, the Audit Committee met five times, the Compensation Committee met six times and the Nomination and Corporate Governance Committee met four times. Each director attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors during the periods in which such director served.

        Genetronics does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. During the fiscal year ended December 31, 2004, all of the directors attended the Annual Meeting of Stockholders.

Audit Committee

        The functions of the Audit Committee include retaining our Independent Registered Public Accounting Firm, reviewing their independence, reviewing and approving the planned scope of the annual audit of financial statements and internal controls over financial reporting, reviewing and approving any fee arrangements with our Independent Registered Public Accounting Firm, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

        The members of the Audit Committee are Simon Benito (Chair), Tazdin Esmail, Riaz Bandali, and Felix Theeuwes. Each member of the Audit Committee is independent under the American Stock Exchange listing standards. Mr. Benito is an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K.

        The Board of Directors adopted a charter for the Audit Committee on June 8, 2001. A copy of this charter was included as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on April 28, 2004.

Compensation Committee

        The Compensation Committee determines the salary of the executive officers of Genetronics, grants stock options under the 2000 Stock Option Plan and performs such other functions regarding compensation as the Board of Directors may delegate.

        The members of the Compensation Committee are James L. Heppell (Chair), Tazdin Esmail, and Felix Theeuwes. Each member of the Compensation Committee is independent under the American Stock Exchange listing standards.

Nomination and Corporate Governance Committee

        The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. While the Nomination and Corporate Governance Committee has not established any minimum criteria for serving as a director, the Committee focuses on selecting individuals that have skill sets that augment the skill sets of the current directors and are most likely to assist in the building and success of the Company. In addition, the Committee believes it appropriate for at least one member of the Board of Directors to meet the criteria for an "audit committee financial expert," as defined by Securities and Exchange Commission rules, and that a majority of the members of the Board of Directors should meet the definition of "independent" under American Stock Exchange rules.

        The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors, consults with the Chief Executive Officer in the process of recruiting new directors and assists in locating senior management personnel and selecting members for the scientific advisory board.

        The Nomination and Corporate Governance Committee has developed a policy to govern the Company's approach to corporate governance issues and provides a forum for concerns of individual directors about matters not easily or readily discussed in a full Board of Directors meeting, e.g., the performance of management. Individual directors are entitled to engage outside advisors at the expense of the Company, with the prior approval of the Nomination and Corporate Governance Committee, and with the full knowledge of management.

        The members of the Nomination and Corporate Governance Committee are Tazdin Esmail (Chair), James L. Heppell, Felix Theeuwes, Gene Larson, Simon Benito and Riaz Bandali. Each member of the Nomination and Corporate Governance Committee is independent under the American Stock Exchange listing standards.

        The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Company's principal executive offices not less than 120 calendar days in advance of one-year anniversary of the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. Any Stockholder who wishes to recommend for the Nomination and Corporate Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to Genetronics' Secretary at the following address: 11494 Sorrento Valley Road, San Diego, CA 92121-1318.

        Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

  •
  The stockholder's name and address;

  •
  A representation that the stockholder is a stockholder of record on the date of the nomination;

  •
  A representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

  •
  A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

  •
  Any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC's proxy rules; and

  •
  The consent of each nominee to serve as a director if so elected.

Corporate Governance

        The Board of Directors has implicitly and explicitly acknowledged its responsibility for the stewardship of the Company in the following ways:

Strategic Planning and Identification of Risks

        Management prepares an annual business plan for Genetronics and presents the plan to the Board of Directors for its review and comments. In connection therewith, the Board of Directors discusses various strategic matters with management and identifies business risks associated with our activities.

Senior Management

        The Board of Directors takes responsibility for appointing those members of senior management who become our officers. Currently, the members of senior management of Genetronics are: Dr. Avtar Dhillon, President and Chief Executive Officer; Peter Kies, Chief Financial Officer; Dr. Walter Singleton, Vice President, Clinical & Regulatory Affairs; Dr. Dietmar Rabussay, Vice President, Research and Development; Dr. Robert Goodenow, Vice President, Corporate Development; and George McHugh, Vice President, Operations.

Communications Policy

        The Board of Directors has procedures in place to ensure effective communication between Genetronics, its stockholders, prospective investors, and the public, including the dissemination of information on a regular and timely basis. Dr. Avtar Dhillon, James L. Heppell, Peter Kies and various other Genetronics employees and consultants devoted a portion of their time to dealing with stockholders and prospective investors during 2004. Stockholders who want to communicate with the Board or any individual Director can write to Genetronics' Secretary at the following address: 11494

Sorrento Valley Road, San Diego, CA 92121-1318. Your letter should indicate that you are a Genetronics stockholder. Depending on the subject matter, management will:

  •
  Forward the communication to the Director or Directors to whom it is addressed;

  •
  Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Internal Control and Management Information Systems

        The Board of Directors is responsible for the Company's internal control and management information systems. The Audit Committee of the Board of Directors meets with the Company's Independent Registered Public Accounting Firm quarterly to review the Company's financial statements and internal controls over financial reporting.

Independence from Management

        To ensure that the Board of Directors functions independently of management, the Company has separated the office of Chairman of the Board of Directors from that of Chief Executive Officer.

Code of Ethics

        Genetronics has adopted a Code of Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and corporate controller. The purpose of the Code of Ethics is to promote honest and ethical conduct. The Code of Ethics is filed as Exhibit 14.1 to the Company's 2004 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 15, 2005, and is also available in print, without charge, upon written request to the Secretary at 11494 Sorrento Valley Road, San Diego, CA 92121-1318. Any amendments to or waivers of the Code of Ethics will be promptly posted on the Genetronics' website at www.genetronics.com or in a report on Form 8-K, as required by applicable laws.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is responsible for determining the compensation of the Chief Executive Officer of Genetronics. The members of the Compensation Committee for the fiscal year ended December 31, 2004 were James L. Heppell (Chair), Felix Theeuwes, and Tazdin Esmail. No member of the Compensation Committee is a former or current officer or employee of Genetronics, other than James L. Heppell, our Chairman of the Board. No executive officers of Genetronics serve or have ever served on the board of directors or compensation committees of any other entity that has officers who serve or have served on Genetronics' Board of Directors or Compensation Committee, other than Avtar Dhillon, M.D., a director of Protox Therapeutics Inc. and BC Advantage (VCC) Funds Inc., Tazdin Esmail, a director and officer of Protox Therapeutics Inc., and James L. Heppell, a director of Protox Therapeutics Inc. and officer of BC Advantage (VCC) Funds Inc.

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth compensation information for 2004, 2003 and 2002 for our President and Chief Executive Officer, and our other five most highly compensated executive officers (collectively, the "Named Executive Officers").

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation			Securities Underlying Options	All Other Compensation(1)
Avtar Dhillon, M.D. President and Chief Executive Officer	2004 2003 2002	$324,577 237,999 203,398	$139,500 78,000 55,000	$	— 9,983 9,456	(2) (2)	125,000 181,248 162,498	$6,500 5,066 4,153
Robert Goodenow, Ph.D.(3) Vice President, Corporate Development	2004 2003 2002	177,551 150,649 17,288	10,000 — —		— — —		— 30,000 52,500	— — —
Peter Kies(4) Chief Financial Officer	2004 2003 2002	186,731 159,486 57,212	— — —		— — —		— 26,875 45,000	— — —
George McHugh(5) Vice President, Operations	2004	115,500	—		—		37,500	—
Dietmar Rabussay, Ph.D.(6) Vice President, Research & Development	2004 2003 2002	180,322 159,574 157,500	— — —		— — —		— 32,437 15,000	4,000 2,600 2,600
Walter Singleton, M.D.(7) Vice President, Clinical & Regulatory Affairs	2004	70,385	—		—		125,000	—

(1)
Represents contributions by Genetronics made on behalf of the employee under the Company's 401(k) plan.

(2)
Represents car allowance.

(3)
Robert Goodenow began employment on October 1, 2002.

(4)
Peter Kies began employment on June 28, 2002.

(5)
George McHugh began employment on April 14, 2004.

(6)
Dietmar Rabussay has been employed by Genetronics since November 24, 1997. During the year ended December 31, 2002, he was named an executive officer.

(7)
Walter Singleton began employment on October 1, 2004.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Genetronics has entered into employment agreements with the following Named Executive Officers.

        Under the employment agreement with Dr. Avtar Dhillon dated October 10, 2001, Dr. Dhillon acts as our President and Chief Executive Officer. Dr. Dhillon's employment agreement provided for an initial annual salary of $200,000. The Board of Directors reviews this salary annually. Upon hire,

Dr. Dhillon was also granted 100,000 stock options that vested over three years. Additional stock options have been issued since the date of this employment agreement. Dr. Dhillon will also receive an annual bonus and additional stock option awards, if certain milestone objectives agreed between the Board of Directors and Dr. Dhillon are met, as determined by the Board of Directors. Dr. Dhillon received living expenses of $2,000 per month for the six months following the date of his employment agreement and relocation expenses. He receives three weeks of paid vacation each year. Currently, Dr. Dhillon's annual salary is $312,000.

        Under the employment agreement with Robert Goodenow, Ph.D., dated October 1, 2002, Mr. Goodenow acts as our Vice President, Corporate Development. Mr. Goodenow's employment agreement provided for an initial annual salary of $145,000 with a discretionary annual bonus determined by the Board of Directors. The Board of Directors reviews this salary annually. Upon hire, Mr. Goodenow was also granted 37,500 stock options vesting over three years. Additional stock options have been granted to Mr. Goodenow since the date of this employment agreement. He receives three weeks of paid vacation each year. Currently, Mr. Goodenow's annual salary is $180,000.

        Under the employment agreement with Peter Kies, dated December 15, 2003, Mr. Kies acts as our Chief Financial Officer. Mr. Kies employment agreement provides for an initial annual salary of $180,000 with a discretionary annual bonus determined by the Board of Directors. The Board of Directors reviews this salary annually. 71,875 stock options were granted to Mr. Kies prior to the date of this employment agreement. He receives four weeks of paid vacation each year.

        Under the employment agreement with George McHugh, dated April 14, 2004, Mr. McHugh acts as our Vice President, Operations. Mr. McHugh employment agreement provides for an initial annual salary of $165,000 with a discretionary annual bonus determined by the Board of Directors. The Board of Directors reviews this salary annually. Upon hire, Mr. McHugh was also granted 37,500 stock options vesting over three years. He receives three weeks of paid vacation each year.

        Under the employment agreement with Dietmar Rabussay, Ph.D., dated December 15, 2003, Mr. Rabussay acts as our Vice President, Research and Development. Mr. Rabussay employment agreement provides for an initial annual salary of $173,644 with a discretionary annual bonus determined by the Board of Directors. The Board of Directors reviews this salary annually. 99,685 stock options were granted to Mr. Rabussay prior to the date of this employment agreement. He receives four weeks of paid vacation each year.

        Under the employment agreement with Walter Singleton, M.D., dated October 1, 2004, Dr. Singleton acts as our Vice President, Clinical & Regulatory Affairs. Dr. Singleton employment agreement provides for an initial annual salary of $300,000 with a discretionary annual bonus determined by the Board of Directors. The Board of Directors reviews this salary annually. Upon hire, Dr. Singleton was also granted 125,000 stock options vesting over three years. He receives four weeks of paid vacation each year.

        Our executive officers participate, while they are employees, in all employee benefits maintained by the Company, including any group disability plan, insurance plan, medical and dental plans, and are entitled to reimbursement of all reasonable out-of-pocket Genetronics-related expenses.

Options Granted in the Fiscal Year Ended December 31, 2004

        The following table sets out stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004. The total number of options granted to our employees (not including shares underlying options granted to non-employee directors and consultants) during the fiscal year ended December 31, 2004 was 414,375. The exercise price per share of options granted represents the fair market value of the underlying shares of our common stock on the date the options were granted. The stock options expire ten years from the date of grant or earlier upon termination of employment. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. These gains do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on option exercises depend upon the future performance of our common stock.

	Options Granted in the Fiscal Year Ended December 31, 2004
	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Securities Underlying Options Granted		Percent of Total Options Granted to Employees	Exercise Price Per Share	Expiration Date	5%	10%
Avtar Dhillon, M.D.	125,000	(1)	30.17%	$5.00	12/31/2013	$393,059	$996,089
Robert Goodenow, Ph.D.	—		—	—	—	—	—
Peter Kies	—		—	—	—	—	—
George McHugh	37,500	(2)	9.05%	$6.40	4/12/2014	150,935	382,498
Dietmar Rabussay, Ph.D.	—		—	—	—	—	—
Walter Singleton, M.D.	125,000	(2)	30.17%	$2.80	9/30/2014	220,113	557,810

(1)
Options vest and become exercisable at the rate of 33.33% on the first anniversary of the date of grant and 33.33% per year on each anniversary thereafter, and are subject to accelerated vesting upon a change in control of Genetronics.

(2)
Options vest and become exercisable at the rate of 25% on the date of grant and 25% per year on each anniversary of the date of grant, and are subject to accelerated vesting upon a change in control of Genetronics.

Aggregated Option Exercises in the Fiscal Year Ended December 31, 2004 and 2004 Fiscal Year-End Option Values

        The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2004. The value of the unexercised "in-the-money" options is based on the closing price of our common stock of $3.94 on the American Stock Exchange ("AMEX") as of December 31, 2004, minus the exercise price, multiplied by the number of shares underlying the option.

			2004 Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Avtar Dhillon, M.D.	—	—	322,912	245,834	$538,952	$282,917
Robert Goodenow, Ph.D.	40,000	$93,975	19,375	28,125	38,313	65,938
Peter Kies	—	—	47,187	24,688	99,306	51,157
George McHugh	—	—	9,375	28,125	—	—
Dietmar Rabussay, Ph.D.	—	—	78,716	19,969	76,555	40,856
Walter Singleton, M.D.	—	—	31,250	93,750	35,625	106,875

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004, about our common stock that may be issued upon the exercise of options under our 1995, 1997, and 2000 Stock Option Plans that were approved by our stockholders or that may be issued upon the exercise of options granted outside of these equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)		Weighted-average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by shareholders	2,093,713	(1)	$3.47	1,035,404	(2)
Equity compensation plans not approved by shareholders	—		—	—

Total	2,093,713			1,035,404

(1)
Represents options granted under the 1995, 1997, and 2000 Stock Option Plans to purchase 22,625, 93,935 and 1,977,153 shares of our common stock, respectively.

(2)
Represents 1,035,404 shares reserved for issuance under the 2000 Stock Option Plan. The 1995 Plan was suspended by the Board of Directors in June 1997 and the 1997 Plan was suspended by the Board of Directors in July 2000. No further options will be granted pursuant to these plans.

2000 Stock Option Plan

        The following summary of the Genetronics Biomedical Corporation 2000 Stock Option Plan (the "Plan") is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon written request to Peter Kies, Chief Financial Officer, at 11494 Sorrento Valley Road, San Diego, CA 92121-1318.

        General.    The Plan provides for the grant of Incentive Stock Options ("ISOs") and Nonstatutory Stock Options ("NSOs"). As of March 8, 2005, the Company had outstanding options under the Plan to purchase an aggregate of 2,447,795 shares at per share exercise prices ranging from $1.00 to $22.00.

        Shares subject to the Plan.    Currently, a maximum of 3,750,000 shares of the authorized but unissued or reacquired common stock of Genetronics may be issued pursuant to the Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Genetronics, appropriate adjustments will be made to the shares subject to the Plan, and to outstanding options. To the extent any outstanding option under the Plan expires or terminates prior to exercise in full or if Genetronics repurchases shares issued upon exercise of an option, the shares of common stock for which that option is not exercised or the repurchased shares are returned to the Plan and will again be available for issuance under the Plan.

        Administration.    The Compensation Committee administers the Plan. All option grants are approved by the Compensation Committee, except that our Chief Executive Officer and/or Chairman of the Board of Directors may approve option grants to persons below the level of Vice President of the Company up to a maximum individual grant of 50,000 options. With respect to the participation of individuals whose transactions in Genetronics' equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Compensation

Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a NSO, the terms of vesting and exercisability of each option, including the effect thereon of an optionee's termination of service, the type of consideration to be paid to Genetronics upon exercise of an option, the duration of each option, and all other terms and conditions of the options. Accordingly, future grants under the Plan are not yet determinable.

        Eligibility.    Generally, all employees, directors and consultants of Genetronics or of any present or future parent or subsidiary corporations of Genetronics are eligible to participate in the Plan. In addition, the Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. Any person eligible under the Plan may be granted a NSO. However, only employees may be granted ISOs.

        Terms and conditions of options.    Each option granted under the Plan is evidenced by a written agreement between Genetronics and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price per share must equal at least the fair market value of a share of Genetronics' common stock on the date of grant of the stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Genetronics or any parent or subsidiary corporation of Genetronics, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of Genetronics' common stock on the date of grant.

        Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Genetronics' common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The Compensation Committee may nevertheless restrict the forms of payment permitted in connection with any option grant.

        The Compensation Committee will specify when options granted under the Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service or achievement of specified milestones.

        Change in control.    Upon a change in control, as defined in the Plan, the Compensation Committee may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the Plan. To the extent that the options outstanding under the Plan are not assumed, substituted for, or exercised prior to such event, generally, they will terminate.

        Termination or amendment.    Unless sooner terminated, no ISOs may be granted under the Plan after July 30, 2010. The Board of Directors may terminate or amend the Plan at any time, but, no amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an ISO or is necessary to comply with any applicable law.

Federal Income Tax Consequences of the 2000 Stock Option Plan

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        ISOs.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Optionees who do not dispose of their shares for two years following the date the option was granted and within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Genetronics will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date, and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Generally, for federal income tax purposes, Genetronics should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

        NSOs.    Options not designated or qualifying as ISOs will be NSOs. NSOs have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a NSO, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a NSO, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to Genetronics with respect to the grant of a NSO or the sale of the stock acquired pursuant to that grant. Genetronics generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a NSO, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

401(k) Plan

        Genetronics has in place a contributory retirement plan (the "401(k) Plan") for all full time employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary and Genetronics may make a contribution equal to a percentage of salary contributed by the participant to his or her plan account at the end of each plan year. Under the 401(k) Plan, employees may elect to enroll on January 1, April 1, July 1 and October 1 of any plan year, provided that they have been employed by Genetronics for at least three months. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional contribution by Genetronics may be made at Genetronics' discretion.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation programs of Genetronics are designed to reward performance and to be competitive with the compensation agreements of other biomedical companies. The Compensation Committee of the Board of Directors evaluates each executive officer position to establish skill requirements and levels of responsibility. The Compensation Committee, after referring to information from other corporations and public data, determines the compensation for the executive officers.

Objectives

        The Committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by the Company's competitors and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation. Targeted levels of executive compensation are set at levels consistent with others in the Company's industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company's level of annual and long-term performance.

        Each executive officer's compensation is comprised of up to three principal components: base salary, bonus and any stock options granted pursuant to the Genetronics Biomedical Corporation 2000 Stock Option Plan. Base salary and bonus are determined by the Committee and are reviewed at least annually. See "Summary of Executive Compensation" for a description of the allocation of base salary and bonus.

        The Company's management and the Board of Directors believe that the total compensation package of the executive officers should be linked to certain objective performance criteria of the Company. The Company uses stock options to align the long-range interests of its executive officers with the interests of stockholders. The amount of stock options that may be granted to each executive officer is determined by taking into consideration the officer's position with the Company, overall individual performance, the Company's performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

        Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the President and Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company's overall compensation philosophy. The Company intends to establish executive officer compensation programs that will maximize the Company's tax deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Company may award compensation that is not fully deductible if it is determined that such award is consistent with its philosophy and in the best interest of the Company and its stockholders.

        The Committee will review the Company's existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company's existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

        The Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

Compensation of President and Chief Executive Officer

        The foregoing principles and policies are applied by the Committee in examining the compensation of Avtar Dhillon, M.D., the Company's President and Chief Executive Officer. The Committee believes that Dr. Dhillon, as President and Chief Executive Officer, significantly and directly influences the Company's overall performance. Dr. Avtar Dhillon was appointed our President and Chief Executive Officer on October 10, 2001. Dr. Dhillon's base salary is currently $312,000.

Respectfully submitted,

James L. Heppell (Chair) Tazdin Esmail Felix Theeuwes

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Genetronics' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee consists of four directors, each of whom, in the judgment of the Board of Directors, is an "independent director" as defined in the listing standards for the American Stock Exchange. The Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter was included as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on April 28, 2004.

        The Committee has discussed and reviewed with the Independent Registered Public Accounting Firm all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with the Independent Registered Public Accounting Firm to discuss the overall scope and plans for the Independent Registered Public Accounting Firm's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its accounting and financial reporting. The Committee also discussed with the Independent Registered Public Accounting Firm their judgements as to the substance and clarity, not just the acceptability, of the Company's accounting principles and financial statement disclosures.

        The Committee has received from the Independent Registered Public Accounting Firm a formal written statement describing all relationships between the Independent Registered Public Accounting Firm and the Company that might bear on the Independent Registered Public Accounting Firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the Independent Registered Public Accounting Firm any relationships that may impact their objectivity and independence, and has satisfied itself as to the Independent Registered Public Accounting Firm's independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 15, 2005. The Committee and the Board of Directors have also recommended the selection of the Company's Independent Registered Public Accounting Firm. All members of the Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards.

Respectfully submitted,

Simon Benito (Chair) Riaz Bandali Tazdin Esmail Felix Theeuwes

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        During the fiscal years ended December 31, 2004 and 2003, Genetronics retained Ernst & Young LLP to provide services as follows:

Year	Audit Fees	Audit-Related Fees(1)	Tax Fees(2)	All Other Fees
2004	$369,300	$26,300	$14,300	$—
2003	98,000	31,000	13,500	—

(1)
Includes fees for services reasonably related to the performance of the audit or review of Genetronics' financial statements and internal controls and not reported under Audit Fees, such as registration statements, restatements and consents.

(2)
Includes fees for services related to tax compliance, tax advice and tax planning.

        Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services for the audit of Genetronics' annual consolidated financial statements for the year ended December 31, 2004, the audit of management's assessment and report on internal control and the review of the consolidated financial statements included in Genetronics' quarterly reports on Form 10-Q for the year ended December 31, 2004 were approximately $369,300.

        Audit-Related Fees.    The aggregate fees from Ernst & Young LLP for professional services rendered in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and general assistance with the implementation of the requirements related to the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2004 were approximately $26,300.

        Tax Fees.    The aggregate fees billed to Genetronics for tax services rendered by Ernst & Young LLP for the year ended December 31, 2004, including income tax returns and tax consultations, were approximately $14,300.

Audit Committee Pre-Approval Policies and Procedures

        Representatives of the Independent Registered Public Accounting Firm normally attend each meeting of the Audit Committee. The Audit Committee, on an annual basis, reviews audit and non-audit services performed by the Independent Registered Public Accounting Firm for such services. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the Independent Registered Public Accounting Firm's independence. The Audit Committee has considered the role of Ernst & Young LLP in providing services to Genetronics for the fiscal year ended December 31, 2004 and has concluded that such services are compatible with Ernst & Young LLP's independence as Genetronics' Independent Registered Public Accounting Firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 8, 2005, with respect to the beneficial ownership of Genetronics Biomedical Corporation's common stock by (i) each person known by Genetronics Biomedical Corporation to be the beneficial owners of more than 5% of the outstanding common stock of Genetronics Biomedical Corporation, (ii) each director of Genetronics Biomedical Corporation, (iii) each of the Named Executive Officers, and (iv) all of our directors and Named Executive Officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of March 8, 2005 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder's percentage of ownership in the following table is based upon 19,999,625 shares of common stock outstanding as of March 8, 2005. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name. Unless otherwise indicated, the address of each beneficial owner listed below is in care of Genetronics at 11494 Sorrento Valley Road, San Diego, California 92121-1318.

Beneficial Owner of Shares of Common Stock	Amount and Nature of Beneficial Ownership of Shares of Common Stock	Percent of Class of Shares of Common Stock
5% Stockholders:
Baystar Capital II, LP(4) 80 E. Sir Francis Drake Blvd., Suite 2B Larkspur, California 94939	1,342,840	6.52%
Pharma Services Holding, Inc.(5) c/o Quintiles Transnational Corp. 4709 Creekstone Dr., Suite 200 Durham, North Carolina 27703	1,049,986	5.00%
Directors and Officers:
Avtar Dhillon, M.D.(6)	483,106	2.37%
James L. Heppell(7)	120,272	*
Riaz Bandali(8)	21,655	*
Simon X. Benito(9)	34,983	*
Tazdin Esmail(10)	85,723	*
Gene Larson(11)	32,483	*
Felix Theeuwes(12)	131,217	*
Robert Goodenow, Ph.D.(13)	31,451	*
Peter Kies(14)	57,388	*
George McHugh(15)	24,801	*
Dietmar Rabussay, Ph.D.(16)	105,882	*
Walter Singleton, M.D.(17)	31,250	*
All executive officers and directors as a group(18) (12 persons)	1,160,211	5.74%

*
Indicates less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Except as shown otherwise in the table, the address of each stockholder listed is in care of Genetronics at 11494 Sorrento Valley Rd., San Diego, California 92121-1318.

(2)
Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Shares of common stock underlying convertible preferred stock, options or warrants, convertible or exercisable, as the case may be, within 60 days of March 8, 2005, are deemed outstanding for computing the percentage of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentage of beneficial ownership is based upon 19,999,625 shares of our common stock outstanding as of March 8, 2005.

(4)
Includes 352,941 shares underlying Series C Preferred Stock and 244,444 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005.

(5)
Includes 208,333, 257,143 and 160,313 shares underlying Series A, B and C Preferred Stock, respectively, that are convertible within 60 days of March 8, 2005, and 282,299 shares underlying warrants that are exercisable within 60 days of March 8, 2005.

(6)
Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 418,745 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(7)
Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 106,562 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(8)
Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 17,500 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(9)
Includes 4,411 shares underlying Series C Preferred Stock and 1,544 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 26,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(10)
Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 76,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(11)
Includes 4,411 shares underlying Series C Preferred Stock and 1,544 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 26,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(12)
Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 84,062 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(13)
Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 29,375 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(14)
Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 55,312 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(15)
Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 22,500 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(16)
Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 86,216 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(17)
Includes 31,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

(18)
Includes 29,407 shares underlying Series C Preferred Stock and 10,289 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 8, 2005, and 980,272 shares of common stock issuable pursuant to options exercisable within 60 days of March 8, 2005.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

        The following graph compares the monthly relative returns a stockholder of Genetronics would have versus the AMEX Composite Index and a peer group, assuming a $100 investment was made on March 31, 1999. The AMEX Composite Index represents all AMEX-listed companies. The peer group is the S&P SuperCap Biotechnology Index. Each of the indices assumes that all dividends were reinvested.

COMPARISON OF 69 MONTH CUMULATIVE TOTAL RETURN
AMONG GENETRONICS BIOMEDICAL CORPORATION, THE AMEX COMPOSITE (U.S. & FOREIGN) INDEX AND A PEER GROUP

	March 31, 1999	March 31, 2000	March 31, 2001	Dec. 31 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004
Genetronics Biomedical Corporation	$100.00	$184.88	$23.24	$19.32	$8.15	$37.73	$118.93
AMEX Composite Index	100.00	70.65	90.86	101.26	108.11	141.24	167.80
Peer Group	100.00	208.88	179.66	197.91	139.42	185.43	199.54

        The stock performance of the Company's common stock shown on the graph above is not necessarily indicative of future performance. Genetronics will not make or endorse any predictions as to its future stock performance.

        The information contained above under the captions "Comparison of Total Cumulative Stockholder Return," "Report of the Audit Committee," and "Report of the Compensation

Committee" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As described in note 13 to the financial statements included in the Company's 2004 Annual Report on Form 10-K, we paid legal fees charged by the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, in the amount of $111,345 in the year ended December 31, 2004. James L. Heppell, a partner of that law firm, is the Chairman of our Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Act of 1934 (the "Exchange Act") requires Genetronics' officers, directors and persons who own more than ten percent of a registered class of Genetronics' securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Securities of Genetronics. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission's regulations to furnish Genetronics with copies of all filed Section 16(a) forms.

        Based solely on Genetronics' review of the copies of such reports furnished to Genetronics, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the fiscal year ending December 31, 2004.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Stockholders' proposals intended to be presented at the next Annual Meeting of Stockholders of Genetronics to be held in 2006 must be received at our principal executive offices no later than December 1, 2005, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in Genetronics' proxy materials. Proposals should be delivered to Genetronics Biomedical Corporation, 11494 Sorrento Valley Road, San Diego, California 92121-1334, Attn: Corporate Secretary. To avoid controversy and establish timely receipt by Genetronics, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Otherwise, Genetronics may exercise discretionary voting with respect to such stockholder's proposal pursuant to authority conferred on Genetronics by proxies to be solicited by the Board of Directors of Genetronics and delivered to Genetronics in connection with the meeting.

FORM 10-K AND ANNUAL REPORT

        Genetronics filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 15, 2005. Stockholders may obtain a copy of this report, without charge. Requests should be made to the Corporate Secretary of Genetronics at Genetronics' offices located at 11494 Sorrento Valley Road, San Diego, CA 92121-1318. Genetronics' Annual Report to stockholders for the year ending December 31, 2004 is enclosed herewith. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy material.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

        Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

By order of the Board of Directors,

Avtar Dhillon, M.D. President and Chief Executive Officer

Dated: April 1, 2005 San Diego, California

GENETRONICS BIOMEDICAL CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Dr. Avtar Dhillon, President and Chief Executive Officer and a director of Genetronics Biomedical Corporation, and James L. Heppell, Chairman of the Board and a director of Genetronics Biomedical Corporation, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Genetronics Biomedical Corporation (including shares of Series A, Series B, Series C, and/or Series D Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of March 25, 2005, at the Annual Meeting of Stockholders to be held on May 13, 2005, or any adjournment thereof.

1.
Election of Directors:

  ☐    FOR all nominees listed below (except as marked to the contrary below)

  ☐    AGAINST all nominees

  (INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

  Simon X. Benito
  Riaz Bandali
  Avtar Dhillon, M.D.
  Tazdin Esmail
  James L. Heppell
  Gene Larson
  Felix Theeuwes, Ph.D.

2.
To amend the Genetronics Biomedical Corporation 2000 Stock Option Plan (the "Plan") to increase the maximum number of common shares of the Company reserved for issuance under the Plan including options currently outstanding, from 3,750,000 shares to 4,250,000 shares.

  ☐    FOR

  ☐    AGAINST

  ☐    ABSTAIN

3.
To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of Genetronics for the year ending December 31, 2005.

  ☐    FOR

  ☐    AGAINST

  ☐    ABSTAIN

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(CONTINUED AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, THE ELECTION OF EACH OF THE NOMINEES, AND FOR APPROVING THE AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION PLAN. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership, please sign in partnership name by authorized person.

TOTAL VOTING SHARES:	Dated:	, 2005

Signature

Signature if held jointly

Print Name

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR MAIL BY FIRST-CLASS MAIL TO:

  Computershare Trust Company
  100 University Avenue, 9th Floor
  Toronto, Ontario M5J2Y1
  CANADA

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GENETRONICS BIOMEDICAL CORPORATION 11494 Sorrento Valley Road San Diego, California 92121-1318
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE AMENDED 2000 STOCK OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SUMMARY OF EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPARISON OF 69 MONTH CUMULATIVE TOTAL RETURN AMONG GENETRONICS BIOMEDICAL CORPORATION, THE AMEX COMPOSITE (U.S. & FOREIGN) INDEX AND A PEER GROUP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
FORM 10-K AND ANNUAL REPORT
TRANSACTION OF OTHER BUSINESS
GENETRONICS BIOMEDICAL CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS